SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 24, 2004

MEDIACOM COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600

Item 12. Results of Operations and Financial Condition.
SIGNATURES
PRESS RELEASE

Item 12. Results of Operations and Financial Condition.

On February 24, 2004, Mediacom Communications Corporation issued a press release announcing its financial results for the quarter and year ended December 31, 2003. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The press release contains numerical disclosure of operating income before depreciation and amortization, unlevered free cash flow and free cash flow, which are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP) in the United States. Reconciliations of operating income before depreciation and amortization, unlevered free cash flow and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented in Attachment 6 to the press release. Disclosure regarding management’s reasons for presenting operating income before depreciation and amortization, unlevered free cash flow and free cash flow appears on page 4 of the press release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIACOM COMMUNICATIONS CORPORATION
Date: February 24, 2004	By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer